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                              PIERCE LEAHY CORP.
              COMPUTATION OF RATION OF EARNINGS TO FIXED CHARGES

                                         Historical                      Pro Forma           Historical          Pro Forma
                       ----------------------------------------------- ------------     ---------------------  ------------
                                                                                            Three Months       Three Months
                                                                        Year Ended              Ended              Ended
                                   Year Ended December 31,             December 31,           March 31,          March 31,
                       -----------------------------------------------
                          1991     1992     1993     1994     1995         1995             1995     1996          1996
                       ----------------------------------------------- ------------     ---------------------  ------------
Fixed charges:
  Rent expense            $8,205   $9,753   $11,070  $12,261  $14,097      $15,648          $3,276   $4,182        $4,247
                       ----------------------------------------------- ------------     ---------------------  ------------
Portion of rent
  representative of an
  interest factor (1/3)   $2,735   $3,251    $3,690   $4,087   $4,699       $5,216          $1,092   $1,394        $1,416
Interest expense           6,677    6,388     6,160    7,216    9,622       23,686           1,928    2,846         5,921
                       ----------------------------------------------- ------------     ---------------------  ------------
  Total fixed charges A    9,412    9,639     9,850   11,303   14,321       28,902           3,020    4,240         7,337

Income (loss) before
  income taxes and
  extraordinary items       (666)   1,999     2,972    1,200    5,347         (438)          1,035    1,894          (181)
                       ----------------------------------------------- ------------     ---------------------  ------------
Earnings before
  fixed charges       B   $8,746  $11,638   $12,822  $12,503  $19,668      $28,464          $4,055   $6,134        $7,156
                       ----------------------------------------------- ------------     ---------------------  ------------
Ratio of earnings to
  fixed charges
  (B divided by A)         ($666)(1) 1.21x     1.30x    1.11x    1.37x       ($438)(1)        1.34x    1.45x        ($181)(1)
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(1) Earnings were inadequate to cover fixed charges by the amount indicated